                                                                     EXHIBIT 4.1


                       AMENDMENT NO. 1 TO CREDIT AGREEMENT



         This Amendment No. 1 to Credit Agreement (this "Agreement") dated as of April 25, 2003 is made by and among STEWART ENTERPRISES, INC., a Louisiana corporation having its principal place of business in Metairie, Louisiana ("SEI"), EMPRESAS STEWART-CEMENTERIOS, a Puerto Rican civil partnership having its principal place of business in San Juan, Puerto Rico ("Cementerios"), EMPRESAS STEWART-FUNERARIAS, a Puerto Rican civil partnership having its principal place of business in San Juan, Puerto Rico ("Funerarias" and together with Cementerios and SEI, the "Borrowers"), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States ("Bank of America"), in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement (as defined below)) (in such capacity, the "Administrative Agent"), and each of the Lenders signatory hereto, and each of the Guarantors (as defined in the Credit Agreement) signatory hereto.


                                   WITNESSETH:


         WHEREAS, the Borrowers, the Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of June 29, 2001 (as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the "Credit Agreement"; the capitalized terms used in this Agreement not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lenders have made available to the Borrowers various revolving credit and term loan facilities, including a letter of credit facility and a swing line facility; and

         WHEREAS, each of the Guarantors has entered into a Facility Guaranty pursuant to which it has guaranteed certain or all of the obligations of certain or all of the Borrowers under the Credit Agreement and the other Loan Documents; and

         WHEREAS, the Borrowers have advised the Administrative Agent and the Lenders that they desire to redeem substantially all of the Public Notes currently outstanding (the "Public Notes Redemption") and, in connection therewith, to increase the Total Term Loan Commitment in the Credit Agreement by $50,000,000, and to amend certain provisions of the Credit Agreement, all as set forth below, and the Administrative Agent and the Lenders signatory hereto are willing so to increase the Total Term Loan Commitment and to effect such other amendments contained herein on the terms and conditions contained in this Agreement;

         NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

         (a) The following new definitions are hereby added to Article I in the proper alphabetical order:

                  "Acquired Indebtedness" means Indebtedness of a Person that is assumed by SEI or any Subsidiary, or as to which SEI or any Subsidiary otherwise becomes liable as debtor (including by the acquisition of assets securing any such Indebtedness), in connection with an Acquisition permitted hereunder; provided, however, Acquired Indebtedness shall not include any Indebtedness created in contemplation of such Acquisition.

                  "Additional Subordinated Indebtedness" means unsecured Indebtedness for Money Borrowed of SEI that is subordinated to payment and performance of the Obligations on terms and conditions satisfactory to the Administrative Agent, and containing standstill and other terms relating to the relative rights of the holders thereof and the Lenders (including terms of subordination) no less favorable to the Administrative Agent and the Lenders than those contained in the Senior Subordinated Indenture and the Senior Subordinated Notes.

                  "Excluded PR Subsidiaries" means each of the PR Borrowers and Simplicity Plan of Puerto Rico, a Puerto Rican civil partnership.

                  "Maximum Restricted Payment Amount" means, as measured at the time of any Restricted Payment permitted by Section 10.9, (a) in the event that both before and after giving effect to any such Restricted Payment (including giving effect to any Advance under the Revolving Credit Facility in connection with such Restricted Payment) the Consolidated Leverage Ratio shall not be greater than 3.00 to 1.00, $25,000,000, and (b) in any other event, $15,000,000.

                  "Public Note Calculation Amount" means the aggregate cash payments made by SEI or any Subsidiary (other than payments made in respect of principal and accrued interest thereon) in connection with the redemption of the Public Notes, including payments related to the remarketing right and all legal, accounting, banking related fees, expenses and commissions incurred in connection therewith.

         (b) The definition of "Capital Expenditures" is hereby amended by inserting the following proviso at the end thereof:

                  ; provided that notwithstanding the foregoing, in no event shall this definition include any amount constituting a Cost of Acquisition.

         (c) The definition of "Consolidated EBITDA" is hereby amended by renumbering subparagraph (v) therein as subparagraph (vi) and inserting after subparagraph (iv) the following new subparagraph (v):

                  (v) the Public Note Calculation Amount to the extent deducted in determining Consolidated Net Income for such period,

         (d) Subsection (ii) of the definition of "Consolidated Fixed Charge Ratio" is hereby deleted in its entirety and the following inserted in its place:

                  (ii) Consolidated Fixed Charges plus Restricted Payments (but excluding Restricted Payments permitted hereunder and described solely under subpart (b) of the definition of "Restricted Payments") for such period.

         (e) The definition of "Cost of Acquisition" is hereby deleted in its entirety and the following inserted in its place:

                  "Cost of Acquisition" means, with respect to any Acquisition, as of the date of entering into any agreement therefor, the sum of the following (without duplication): (I) the amount of any cash and fair market value of other property (excluding the value of any capital stock, warrants or options to acquire capital stock of SEI or any Subsidiary to be transferred in connection therewith) given as consideration, (ii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by SEI or any Subsidiary in connection with such Acquisition, (iii) all additional purchase price amounts in the form of earnouts and other Contingent Obligations that should be recorded on the financial statements of SEI and its Subsidiaries in accordance with GAAP, (iv) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on financial statements of SEI and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, (v) the aggregate fair market value of all other consideration given by SEI or any Subsidiary in connection with such Acquisition, and (vi) out of pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred as of the date of determination in effecting such transaction, and other similar transaction costs so incurred.

         (f) The definition of "Direct Foreign Subsidiary" is hereby amended by inserting the following proviso at the end thereof:

                  ; provided that notwithstanding the foregoing, the Excluded PR Subsidiaries shall not constitute Direct Foreign Subsidiaries for the purposes of Sections 9.19 and 9.20.

         (g) The definition of "Permitted Liens" is hereby deleted in its entirety and the following inserted in its place:

                  "Permitted Liens" means any Liens permitted to be incurred, created or assumed, or permitted to exist, pursuant to Section 10.4(a),
         (b), (c), (f), (g) or (h).

         (h) The definition of "Term Loan" is hereby deleted in its entirety and the following inserted in its place:

                  "Term Loan" means the loan made pursuant to the Term Loan Facility in accordance with Section 2.1 or otherwise in connection with any amendment to this Agreement providing for an increase in the Term Loan Facility and an advance at a date after the Closing Date.

         (i) The definition of "Term Loan Commitment" is hereby deleted in its entirety and the following inserted in its place:

                  "Term Loan Commitment" means, with respect to each Term Lender, the obligation of such Term Lender to make the Term Loan to the Borrowers in a principal amount equal to such Term Lender's Applicable Commitment Percentage of the Total Term Loan Commitment as set forth on Exhibit A, including any increase thereof (and any amendment to Exhibit
         A) in connection with any amendment to this Agreement providing for an increase in the Term Loan Facility after the Closing Date.

         (j) The definition of "Term Loan Facility" is hereby deleted in its entirety and the following inserted in its place:

                  "Term Loan Facility" means the facility described in Section
         2.1 providing for a Term Loan to the Borrowers (subject to the PR Borrowing Limit) by the Term Lenders to be made on the Closing Date, subject to any increase in the then-existing principal amount of the Term Loan, or other adjustment to such facility, in any amendment to this Agreement.

         (k) The definition of "Term Loan Maturity Date" is hereby deleted in its entirety and the following inserted in its place:

                  "Term Loan Maturity Date" means January 31, 2006.

         (l) The definition of "Total Term Loan Commitment" is hereby deleted in its entirety and the following inserted in its place:

                  "Total Term Loan Commitment" means a principal amount equal to $181,125,000.

         (m) Section 1.3(a)(I) is hereby amended by inserting the parenthetical "(and the components thereof)" after the term "Consolidated EBITDA" on the second line thereof.

         (n) Section 1.3(a)(ii) is hereby amended by inserting the parenthetical "(and the components thereof)" after the term "Consolidated Fixed Charge Ratio" on the second line thereof.


         (o) Section 1.3(b)(I) is hereby amended by inserting the parenthetical "(and the components thereof)" after the term "Consolidated EBITDA" on the second line thereof.


         (p) Section 1.3(b)(ii) is hereby amended by inserting the parenthetical "(and the components thereof)" after the term "Consolidated Fixed Charge Ratio" on the second line thereof.


         (q) Section 2.1[c] is hereby deleted in its entirety and the following inserted in its place:


         [c] Payment of Principal. The principal amount of the Term Loan shall be repaid in consecutive quarterly installments on the dates and in the amounts set forth below (as any of such amounts may have been reduced at or prior to such time pursuant to Sections 2.1(d) and 2.1(e)):

         Quarter Ended                                                                     Principal Due
         -------------                                                                     -------------
         Each fiscal quarter end of SEI from and including October 31, 2001
         to and including April 30, 2003                                                     $625,000

         Each fiscal quarter end of SEI from and including July 31, 2003 to
         and including July 31, 2005                                                        $2,500,000

         Each fiscal quarter end of SEI from and including October 31, 2005
         to and including January 31, 2006                                                  $79,000,000

         Term Loan Maturity Date                                                           All remaining
                                                                                       principal outstanding

         ; provided, however, that the entire amount of Term Loan Outstandings shall be due and payable in full on the Term Loan Termination Date.

         (r) Section 2.5(b) is hereby deleted in its entirety and the following inserted in its place:

         Term Notes. The portion of the Term Loan made by each Term Lender shall be evidenced by the Term Note payable to the order of such Lender in the respective amount of its Term Loan Commitment, which Term Notes shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance or an amendment increasing the Term Loan or otherwise requiring a new Term Note, and shall be duly completed, executed and delivered by the Borrowers.

         (s) Section 5.3 is hereby amended by deleting the reference in the second sentence thereof to "except upon giving not less than thirty
         (30) days' prior written notice" and replacing such reference with "except upon giving written notice not more than thirty (30) days thereafter."

         (t) Section 9.19 is hereby amended by deleting the reference in the first sentence thereof to "fifteen (15) days" and replacing such reference with "thirty (30) days."


         (u) Section 10.1(a) is hereby amended by deleting the table contained therein in its entirety and replacing such table with the following:


                                                                                      Maximum
                                Period                                      Consolidated Leverage Ratio
                                ------                                      ---------------------------
                 Closing Date through
                 January 31, 2002                                                  4.00 to 1.00

                 February 1, 2002 through
                 July 31, 2002                                                     3.75 to 1.00

                 August 1, 2002 through
                 October 31, 2003                                                  3.50 to 1.00

                 November 1, 2003 through
                 October 31, 2004                                                  3.25 to 1.00

                 November 1, 2004 and thereafter                                   3.00 to 1.00


         (v) Section 10.1(b) is hereby deleted in its entirety and the following inserted in its place:

         [b] Consolidated Fixed Charge Ratio. Permit at any time the Consolidated Fixed Charge Ratio to be less than 1.75 to 1.00.

         (w) Section 10.1[c] is hereby deleted in its entirety and the following inserted in its place:

         [c] Consolidated Interest Coverage Ratio. Permit at any time the Consolidated Interest Coverage Ratio to be less than 2.50 to 1.00.

         (x) Section 10.2 is hereby deleted in its entirety and the following inserted in its place:

         10.2 Acquisitions. Enter into any agreement, contract, binding commitment or other arrangement providing for any

         Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless
         (I) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Borrower and its Subsidiaries, (ii) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition, (iii) in the event the Cost of Acquisition of such Acquisition exceeds $10,000,000, SEI shall have furnished to the Administrative Agent (A) pro forma historical financial statements as of the end of the most recently completed Fiscal Year of SEI and most recent interim fiscal quarter, if applicable, giving effect to such Acquisition and (B) a certificate in the form of Exhibit H prepared on a historical pro forma basis as of the most recent date for which financial statements have been furnished pursuant to Section 8.6(a) or
         Section 9.1(a) or (b) giving effect to such Acquisition and all other Acquisitions since the last such certificate was delivered, which certificate shall demonstrate that no Default or Event of Default would exist immediately after giving effect thereto, (iv) the Person acquired shall have Consolidated EBITDA for the immediately preceding twelve-month period greater than zero, (v) immediately after giving effect thereto, Available Liquidity shall be greater than or equal to $25,000,000, (vi) SEI shall have provided to the Administrative Agent a representation and warranty with respect to such acquired Person and its properties substantially similar to that set forth in Section 8.18,
         (vii) the Person acquired shall be a wholly-owned Domestic Subsidiary, or be merged into SEI or an SEI Guarantor, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be SEI or a SEI Guarantor), (viii) such Acquisition shall be for a Cost of Acquisition of not more than $50,000,000, and
         (ix) the Cost of Acquisition of such Acquisition, when combined with the Cost of Acquisition of all other Acquisitions consummated since the beginning of the then-current Fiscal Year, does not exceed the sum of
         (A) $50,000,000, and (B) for any Fiscal Year ending on or after October 31, 2003, so long as the Consolidated Leverage Ratio on the last day of the immediately preceding Fiscal Year is not greater than 3.00 to 1.00, the amount permitted by this subsection (viii) but not used in each previous Fiscal Year (including cumulative carryovers) beginning with the Fiscal Year ending October 31, 2002.

         (y) Section 10.3 is hereby deleted in its entirety and the following inserted in its place:

         S.E. Capital Expenditures. Make Capital Expenditures which exceed in the aggregate in any Fiscal Year of SEI, the sum of (a) $35,000,000, and (b) for any Fiscal Year ending on or after October 31, 2003, so long as the Consolidated Leverage Ratio on the last day of the immediately preceding Fiscal Year is not greater than 3.00 to 1.00, the amount permitted but not used in each previous Fiscal Year (including cumulative carryovers) beginning with the Fiscal Year ending October 31, 2002.

         (z) Section 10.4 is hereby amended by (I) deleting the reference in clause (f) to "Section 10.5(d)" and replacing such reference with "Section 10.5(d)(I)," (ii) deleting the reference in clause (g) to "Section 10.5(d)" and replacing such reference with "Section 10.5(d)(I)," and (iii) deleting the word "and" at the end of clause (g), relettering clause (h) as clause (I), and inserting after clause (g) the following new clause (h):

                  "(h) Liens on specific fixed or tangible assets securing Acquired Indebtedness permitted under Section 10.5(d)(ii), provided that no such Lien extends to any property other than the property acquired (or the property of the Person acquired) that was subject to such Lien prior to the related Acquisition, and no such Lien was incurred or granted in anticipation or contemplation of the related Acquisition; and"

         (aa) Section 10.5 is hereby amended by deleting each of clauses (d) and
(f) and substituting the following clauses (d) and (f) in lieu thereof, respectively:

         [d] (i) purchase money Indebtedness described in Section 10.4(f) and Capital Leases described in Section 10.4(g) not to exceed an aggregate outstanding principal amount at any time of $15,000,000, and (ii) Acquired Indebtedness not to exceed an aggregate outstanding principal amount at any time of $25,000,000;

         [f] (i) Additional Subordinated Indebtedness in an aggregate outstanding principal amount not to exceed $100,000,000 at any time, provided that no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after the issuance, incurrence or assumption of any such Additional Subordinated Indebtedness, and (ii) the Senior Subordinated Notes;

         (bb) Section 10.5(I) is hereby amended by deleting the reference therein to "$15,000,000" and replacing such reference with "$25,000,000."

         (cc) Section 10.7[c] is hereby deleted in its entirety and the following inserted in its place:

         [c] investments existing as of the date hereof and as set forth in
         Schedule 8.4, Schedule 8.5 or Schedule 10.7(C), provided that this
         Section 10.7(C) shall continue to apply to any investments identified on any such schedule that are transferred from the holder thereof on the Closing Date to the Borrower or one or more of its Subsidiaries in compliance with Section 10.6(h);

         (dd) Section 10.7 is hereby amended by relettering clauses (f), (g),
(h) and (I) as clauses (g), (h), (I) and (j), respectively, and inserting after clause (e) the following new clause (f):

         [f] to the extent not otherwise permitted by the other subsections of this Section 10.7, investments consisting of loans, advances, equity interests and debt securities owned by any Person acquired in an Acquisition permitted hereunder (but excluding investments acquired by such Person in contemplation of such Acquisition); provided that (I) within ninety (90) days of the consummation of the related Acquisition such investments shall be liquidated by SEI or the applicable Subsidiary, as appropriate, so that the aggregate outstanding book value or fair market value, whichever is greater, of all Investments acquired in all Acquisitions shall not then exceed $7,500,000, and (ii) with respect to any such Investments that remain in place on the day that is ninety (90) days after the consummation of the related Acquisition, SEI or the applicable Subsidiary, as appropriate, shall have executed and delivered all documents and taken all such other action as the Administrative Agent and the Collateral Agent shall reasonably deem to be necessary and sufficient to confer on the Collateral Agent for the benefit of the Senior Secured Parties (as defined in the applicable Security Agreement) a duly perfected Lien thereon subject only to Permitted Liens;

         (ee) Section 10.9 is hereby deleted in its entirety and the following inserted in its place:

                  10.9 Restricted Payments. Make any Restricted Payment or apply or set apart any of their assets therefor or agree to do any of the foregoing except SEI may make Restricted Payments in the form of cash dividends on the stock of SEI and repurchases of issued and outstanding stock of SEI, provided that (I) after giving effect to each such Restricted Payment, the aggregate amount of Restricted Payments made in the then current fiscal year shall not exceed the Maximum Restricted Payment Amount then in effect (without regard to any unused amount in any previous Fiscal Year), (ii) both before and after giving effect to any such Restricted Payment, the Consolidated Fixed Charge Ratio is no less than 1.75 to 1.00, and (iii) both before and after giving effect to such Restricted Payment no Default or Event of Default shall have occurred or be continuing.

         (ff) The proviso at the end of Section 10.17 is hereby deleted and the following inserted in its place:

         provided that SEI and any Subsidiary may enter into or, in connection with Acquired Indebtedness permitted hereunder, assume or permit to exist, such an agreement in connection with, and that applies only to, property subject to any Lien permitted by this Agreement and not released after the date hereof, when such prohibition or limitation is by its terms effective only against the assets subject to such Lien.

         (gg) Section 10.18 is hereby deleted in its entirety and the following inserted in its place:

                  10.18 Prepayments, Etc., of Indebtedness. Except for (I) refinancings permitted by Sections 10.5(j) and (k), (ii) the prepayment of up to $5,000,000 of aggregate principal amount of Seller Financed Indebtedness, and (iii) the prepayment of Acquired Indebtedness, (a) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, or (b) amend, modify or change in any manner any term or condition of any Indebtedness for Money Borrowed so that the terms and conditions thereof are less favorable to the Administrative Agent and the Lenders than the terms of such Indebtedness or leases as of the Closing Date, including without limitation any amendment, revision or supplement to the subordination provisions or payment or redemption terms of, the other covenants contained in, or events of default under, the Senior Subordinated Indenture or the Senior Subordinated Notes.

         (hh) That portion of Exhibit A to the Credit Agreement labeled "Term Loan Facility" is hereby deleted and replaced with the revised Exhibit A attached to this Agreement as Annex I.

         2. Conditions Precedent. The effectiveness of this Agreement and the amendments to the Credit Agreement provided in Paragraph 1, and the funding of the increase in the Total Term Loan Commitment provided in Paragraph 3, are all subject to the satisfaction of the following conditions precedent (the day on which such conditions are satisfied being the "Amendment Closing Date"):

         (a) The Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:

                           (i) eleven (11) original counterparts of this
                  Agreement, duly executed by the Borrowers, the Administrative Agent, each Guarantor, each Person committing to a portion of the increase in the Total Term Loan Commitment (including any existing Lender and any Person becoming a Lender pursuant to this Agreement), and such other Lenders as are necessary to constitute the Required Lenders, together with all schedules and exhibits thereto duly completed;

                           (ii) resolutions of the Board of Directors of each of
                  the Borrowers and, to the extent determined necessary in the reasonable judgment of the Administrative Agent, of the

                  Guarantors, authorizing this Agreement, including the increase of the Total Term Loan Commitment contained herein, and the related transactions, certified by the Secretary or Assistant Secretary of Borrower and, if necessary, the applicable Guarantor;

                           (iii) the favorable written opinion or opinions with
                  respect to this Agreement and the transactions contemplated hereby of special counsel to SEI and, if determined to be necessary in the reasonable judgment of the Administrative Agent, of any Guarantor, in each case dated as of the date of this Agreement, addressed to the Administrative Agent and the Lenders and satisfactory to the Agents, and addressing such matters as are reasonably determined to be necessary by the Administrative Agent;

                           (iv) a Borrowing Notice (substantially in the form of
                  Exhibit D-1 to the Credit Agreement, with such changes as are necessary and satisfactory to the Administrative Agent to conform such exhibit to this Agreement) with respect to the Advance of the increased amount of the Term Loan and, if elected by SEI pursuant to Paragraph 3[c] below, an Interest Rate Selection Notice; and

                           (v) such other documents, instruments, opinions,
                  certifications, undertakings, further assurances and other matters as the Administrative Agent shall reasonably request;

         (b) all fees and expenses payable to the Administrative Agent and the Lenders (including the fees and expenses of counsel to the Administrative Agent) accrued to date shall have been paid in full to the extent invoiced prior to or on the effective date of this Agreement, but without prejudice to the later payment of accrued fees and expenses not so invoiced.

         3. Advance of the Term Loan.

         [a] Attached as Annex II hereto is the additional commitment of each Lender (including any Person becoming a Lender pursuant to this Agreement) providing for an increase (each such Lender an "Increasing Lender"), in the aggregate amount of $50,000,000, of the existing principal amount of the Term Loan, as permitted in the definitions of "Term Loan" and "Term Loan Facility" in the Credit Agreement, as such terms are amended by Paragraph 1 of this Agreement.

         [b] Notwithstanding anything to the contrary in Section 2.1(a) or (b) of the Credit Agreement, but subject to the terms and conditions of this Agreement, each Increasing Lender severally agrees to make an advance of its share of the increase in the Term Loan, as set forth on Annex II hereto, in Dollars to SEI, at the time and pursuant to the method set forth in Paragraph 3(c) below.

         [c] Not later than 1:00 P.M. New York time on the Amendment Closing Date, each Increasing Lender shall make the amount of its advance as set forth on Annex II hereto available by wire transfer to the Administrative Agent. Such wire transfer shall be directed to the Administrative Agent at the Principal Office and shall be in the form of same day funds in Dollars. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, including without limitation the occurrence of the Amendment Closing Date by satisfaction of all applicable conditions in Paragraph 2 hereof, be made available to SEI by delivery of the proceeds thereof to the Borrowers' Account or otherwise as shall be directed by the Authorized Representative and reasonably acceptable to the Administrative Agent, which such delivery shall be made no later than 4:00 P.M. New York time on the Amendment Closing Date (so long as all conditions in Paragraph 2 have been satisfied by such time). The initial Advance of the increased amount of the Term Loan hereunder may be a Eurodollar Rate Segment, a Base Rate Segment, or both, as reflected in the Borrowing Notice delivered pursuant to Paragraph 2(a)(iv) of this Agreement; provided that if SEI desires that any portion of the initial Advance of the increased amount of the Term Loan is advanced as a Eurodollar Rate Segment, the Administrative Agent shall make such Advance as a Eurodollar Rate Segment only if, not later than three Business Days prior to the Amendment Closing Date, the Administrative Agent has received from the SEI an Interest Rate Selection Notice with respect thereto and an indemnity agreement by and between SEI and the Administrative Agent in form and substance satisfactory to the Administrative Agent.

         (d) The parties hereto agree that upon being advanced, the additional amounts shall be part of the "Term Loan" and the "Term Loan Facility" under the Credit Agreement, without regard to any effect the advance thereof after the Closing Date might otherwise have on the terms or interpretation of the provisions of the Credit Agreement, and the "Term Note" under the Credit Agreement shall include any Term Notes executed in connection with this Agreement.

         4. Consent the Guarantors. Each of the Guarantors has joined in the execution of this Agreement for the purposes of consenting hereto and for the further purpose of confirming its guaranty of the Obligations of one or more of the Borrowers pursuant to the Facility Guaranty to which such Guarantor is party and its obligations under each other Loan Documents to which it is a party. Each Guarantor hereby consents, acknowledges and agrees to the amendments of the Credit Agreement set forth herein and hereby confirms and ratifies in all respects the Facility Guaranty and each other Loan Document to which such Guarantor is a party and the enforceability of such Facility Guaranty and each such other Loan Document against such Guarantor in accordance with its terms.

         5. Representations and Warranties. In order to induce the Administrative Agent and the Lenders party hereto to enter into this Agreement, the Borrowers represent and warrant to the Agent and such Lenders as follows:


         [a] The representations and warranties made by the Borrowers in Article VIII of the Credit Agreement (after giving effect to this Agreement) and in each of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

         [b] There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, since the date of the most recent financial reports of the Borrowers delivered pursuant to Section 9.1 of the Credit Agreement except as reflected in the Borrower's revised guidance contained in the Borrower's filing with the Securities and Exchange Commission on Form 8-K dated as of February 24, 2003;

         [c] There has been no occurrence of any event or events which could reasonably be expected to have a Material Adverse Effect since the date of the most recent financial reports of the Borrowers delivered pursuant to Section 9.1 of the Credit Agreement except as reflected in the Borrower's revised guidance contained in the Borrower's filing with the Securities and Exchange Commission on Form 8-K dated as of February 24, 2003;

         [d] The Persons appearing as Guarantors on the signature pages to this Agreement constitute all Persons who are required to be Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who became Subsidiaries or were otherwise required to become Guarantors after the Closing Date as a result of any merger, acquisition or other reorganization, and each such Person has executed and delivered a Facility Guaranty; and

         [e] No Default or Event of Default has occurred and is continuing either immediately prior to or immediately after the effectiveness of this Amendment.

         6. Entire Agreement. This Agreement, together with all the Loan Documents (collectively, the "Relevant Documents"), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and not one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except as permitted pursuant to Section 13.6 of the Credit Agreement.

         7. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects by each party hereto and shall be and remain in full force and effect according to their respective terms.

         8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

         9. Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the state of New York.


         10. Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.


         11. References. All references in any of the Loan Documents to the "Credit Agreement" shall mean the Credit Agreement, as amended hereby.


         12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each of the Guarantors and Lenders, and their respective successors, assigns and legal representatives; provided, however, that neither any Borrower nor any Guarantor, without the prior consent of the Required Lenders, may assign any rights, powers, duties or obligations hereunder.


         13. Expenses. The Borrowers agree to pay to the Administrative Agent all reasonable out-of-pocket expenses of the Administrative Agent (including the fees and expenses of counsel to the Administrative Agent) incurred or arising in connection with the negotiation and preparation of this Agreement.


                            [Signature pages follow.]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

                               BORROWERS:

                               STEWART ENTERPRISES, INC.

                               By:      /s/ Loralice A. Trahan
                                  ---------------------------------------------
                               Name:    Loralice A. Trahan
                               Title:   Vice President, Secretary and Treasurer


                               EMPRESAS STEWART-CEMENTERIOS
                               By:      Stewart Cementerios Puerto Rico
                                        Holding II, B.V.,
                                        its Managing Partner

                               By:      /s/ Kenneth C. Budde
                                  ---------------------------------------------
                               Name:    Kenneth C. Budde
                               Title:   Director


                               EMPRESAS STEWART-FUNERARIAS
                               By:      Stewart Funerarias Puerto Rico
                                        Holding II, B.V.,
                                        its Managing Partner

                               By:      /s/ Kenneth C. Budde
                                  ---------------------------------------------
                               Name:    Kenneth C. Budde
                               Title:   Director

                               GUARANTORS:

                               1730 INVESTMENT CO., INC.
                               A.P. BOZA FUNERAL HOME, INC.
                               ABBEY PLAN OF TEXAS, INC.
                               ACME MAUSOLEUM CORPORATION
                               ALL FAITHS FUNERAL HOME, INC.
                               ALL FAITHS MEMORIAL PARK, INC.
                               ALL SOULS MORTUARY, INC.
                               AMLING/SCHROEDER FUNERAL SERVICE, INC.
                               ANDERSON-CLAYTON BROS FUNERAL HOMES, INC.
                               ANDREW J. MCGANN & SON FUNERAL HOME, INC.
                               ARLINGTON MEMORIAL PARK CEMETERY AND
                                    FUNERAL HOME, INC.
                               ASHES TO ASHES, INC.
                               ASSUMPTION MORTUARY, INC.
                               BALDWIN-FAIRCHILD FUNERAL HOMES, INC.
                               BARSTOW FUNERAL HOMES, INC.
                               BARTLETT-BURDETTE-COX FUNERAL HOME, INC.
                               BAY AREA CREMATORY, INC.
                               BELEW FUNERAL HOME, INC.
                               BENJAMIN FRANKLIN P.M., INC.
                               BETH DAVID FUNERAL CHAPEL TAMPA, INC.
                               BETH DAVID MEMORIAL CHAPEL, INC.
                               BEXAR COUNTY MORTUARY SERVICES, INC.
                               BLUE RIDGE FUNERAL HOME, INC.
                               BLUE RIDGE MEMORIAL GARDENS, INC.
                               BLUE RIDGE MEMORIAL GARDENS,
                                    INCORPORATED
                               BLUEBONNET HILLS FUNERAL HOME, INC.
                               BLUEBONNET HILLS MEMORIAL PARK, INC.
                               BOUNDS FUNERAL HOME, INC.
                               BRIGHT-HOLLAND FUNERAL HOME, INC.
                               BROWN MEMORIALS, INC.
                               BRUCE OCALA FUNERAL HOME, INC.
                               BUCHHEIM FAMILY, INC.
                               C.G.R., INC.
                               CALFEE FUNERAL SERVICE OF PINEVILLE, INC.
                               CALVARY MORTUARY OF LOS ANGELES,
                                    CALIFORNIA, INC.
                               CANNON FUNERAL HOME, INC.
                               By:      /s/ Loralice A. Trahan
                                  ----------------------------------------
                               Name:    Loralice A. Trahan
                               Title:   Assistant Secretary

                               CAROLINA FINANCIAL CORPORATION OF PICKENS
                               CASCADE CREMATORY, INC.
                               CASDORPH & CURRY FUNERAL HOME, INC.
                               CATALINA CHANNEL CREMATION SOCIETY
                               CATAWBA MEMORIAL PARK, INC.
                               CATHOLIC MORTUARY SERVICES, INC.
                               CEDAR HILL CEMETERY COMPANY, INC.
                               CEMETERY MANAGEMENT, INC.
                               CEMETERY SERVICES, INC.
                               CENTRAL STONE WORKS, INCORPORATED
                               CHAPEL HILL CEMETERY, INC.
                               CHAPEL OF THE ROSES, INC.
                               CHAPEL OF THE VALLEY FUNERAL HOME, INC.
                               CHEATHAM HILL MEMORIAL PARK, INC.
                               C. J. APPLEGATE AND SONS, INC.
                               CLINCH VALLEY MEMORIAL CEMETERY, INC.
                               COLE & GARRETT FUNERAL HOMES, INC.
                               CORNELL & DAGGETT, INC.
                               CREMATION SOCIETY NORTHWEST, INC.
                               CRESPO & SONS, INCORPORATED
                               CREST LAWN MEMORIAL GARDENS, INC.
                               CUNNINGHAM MEMORIAL PARK, INC.
                               CURRY & SON FUNERAL HOME, INC.
                               D.W. NEWCOMER'S SONS, INC.
                               DALTON AND SON FUNERAL HOME, INC.
                               DAVID C. GROSS FUNERAL HOME, INC.
                               DESERT MEMORIAL, INC.
                               DEYOUNG MEMORIAL CHAPEL, INC.
                               DILDAY BROTHERS HUNTINGTON VALLEY
                                    MORTUARY
                               DILLARD MEMORIAL, INC.
                               DODD-PAYNE-HESS FUNERAL HOME INC.
                               DRUID RIDGE CEMETERY COMPANY
                               DUNBAR FUNERAL HOME
                               DUTTON, INC.
                               DWN PROPERTIES, INC.
                               E. R. BUTTERWORTH & SONS
                               EASTERN CEMETERY ASSOCIATES, INC.
                               EASTLAWN CORPORATION
                               EASTLAWN MEMORIAL GARDENS, INCORPORATION
                               ELLISON FUNERAL HOME, INC.
                               EMERALD HILLS FUNERAL CORPORATION
                               EMPRESAS STEWART-FUNERARIAS, INC.
                               EMPRESAS STEWART-CEMENTERIOS, INC.

                               By:      /s/ Loralice A. Trahan
                                  --------------------------------------------
                               Name:    Loralice A. Trahan
                               Title:   Assistant Secretary

                              EVANS FUNERAL HOME, INC.
                              EVANS FUNERAL HOME, INC.
                              EVERGREEN MEMORIAL GARDENS, INC.
                              EVERGREEN STAPLES FUNERAL CHAPEL, INC.
                              EVERLY FUNERAL HOMES, INCORPORATED
                              EVERLY PFP, INC.
                              FAIRFAX FUNERAL HOME, INC.
                              FAITH MEMORIAL PARK & MAUSOLEUM COMPANY,
                                   INC.
                              FINDLAY CEMETERY, INC.
                              FLORIDA HILLS MEMORIAL GARDENS, INC.
                              FOREST HILLS CEMETERY, INC.
                              FORT LINCOLN CEMETERY, INC.
                              FORT LINCOLN FUNERAL HOME, INC.
                              FUNERAL SECURITY PLANS, INC.
                              GALLERY GRANITE CORPORATION
                              GARDEN OF MEMORIES, INC.
                              GARDINIER COLLETTI MEMORIAL HOME, INC.
                              GARNER FAMILY FUNERAL HOME, INC.
                              GARRETT-HILLCREST, INC.
                              GEORGE WASHINGTON MEMORIAL PARK, INC.
                              GLEN HAVEN MEMORIAL PARK, INC.
                              GOOD SHEPHERD MEMORIAL GARDENS, INC.
                              GORNY & GORNY PATERSON-CLIFTON MORTUARY
                              GRACELAND MAUSOLEUM, INC.
                              GRANDVIEW MEMORY GARDENS, INCORPORATED
                              GREENHILLS MEMORY GARDENS, INC.
                              GREENWOOD CEMETERY, INC.
                              GRIFFIN LEGGETT - CONWAY, INC.
                              GRIFFIN LEGGETT HEALEY & ROTH, INC.
                              GRIFFIN-LEGGETT INSURANCE AGENCY, INC.
                              GRIFFIN-LEGGETT, INC.
                              GROSS FUNERAL HOME, INC.
                              GUARDIAN CREMATION SOCIETY, INC.
                              GUARDIAN FUNERAL HOME, INC.
                              HAISTEN FUNERAL HOME OF HENRY COUNTY, INC.
                              HAISTEN FUNERAL HOMES, INC.
                              HAROLD C. DAVIS, INC.
                              HIGGINS AND SON FUNERAL HOME, INC.
                              HIGHLAND MEMORIAL CEMETERY, INC.
                              HIGHLAND MEMORIAL GARDENS, INC.
                              HIGHLAND MEMORY GARDENS OF FRANKLIN
                                   COUNTY, INC.
                              HIGHLAND MEMORY GARDENS, INCORPORATED


                              By:      /s/ Loralice A. Trahan
                                 ---------------------------------------------
                              Name:    Loralice A. Trahan
                              Title:   Assistant Secretary

                              HIGHLAND MEMORY GARDENS, INC.
                              HILLCREST MEMORIAL CEMETERY, INC.
                              HILL-CREST MEMORIAL PARK
                              HILLTOP MEMORIAL PARK, INC.
                              HINES-RINALDI FUNERAL HOME, INC.
                              HOLLY HILL MEMORIAL PARK, INC.
                              HOLLY HILLS, INC.
                              HOLLY MEMORIAL GARDENS, INC.
                              HOLY CROSS MORTUARY OF CULVER CITY,
                                   CALIFORNIA, INC.
                              HOLY CROSS MORTUARY OF POMONA,
                                   CALIFORNIA, INC.
                              HOPSON MORTUARY, INC.
                              HUBBELL FUNERAL HOME AND CREMATORY, INC.
                              J. E. FOUST & SON FUNERAL DIRECTORS, INC.
                              J.P. FINLEY AND SON MORTUARY, INC.
                              JOHN M. TAYLOR FUNERAL HOME, INC.
                              JOHNSON FUNERAL HOME, INC.
                              JOSEPH W. TEAGUE FUNERAL HOME, INC.
                              KANAWHA PLAZA PARTNERSHIP
                              KENT R. PALMER, INC.
                              KICLITER FUNERAL HOME, INC.
                              KILGORE-GREEN FUNERAL HOME, INC.
                              KIMES FUNERAL HOME, INC.
                              KINGSPORT CEMETERY CORPORATION
                              KIRK & NICE SUBURBAN CHAPEL, INC.
                              KIRK & NICE, INC.
                              KLINGEL-CARPENTER MORTUARY, INC.
                              KNUTSON FUNERAL HOMES, INC.
                              LAKE LAWN METAIRIE FUNERAL HOME
                              LAKE LAWN METAIRIE FUNERAL HOME, INC.
                              LAKE LAWN PARK, INC.
                              LAKEWOOD MEMORIAL PARK, INC.
                              LANCASTER FUNERAL HOMES, INC.
                              LASSILA FUNERAL CHAPELS, INC.
                              LATHAN FUNERAL HOME, INC.
                              LAUREL LAND FUNERAL HOME OF FORT WORTH,
                                   INC.
                              LAUREL LAND FUNERAL HOME, INC.
                              LAUREL LAND MEMORIAL PARK, INC.
                              LAUREL LAND OF FORT WORTH, INC.
                              LEGACY ONE, INC.
                              LINCOLN MEMORIAL MORTUARY, INC.


                              By:      /s/ Loralice A. Trahan
                                 ---------------------------------------------
                              Name:    Loralice A. Trahan
                              Title:   Assistant Secretary

                               LITTLE BETHEL MEMORIAL PARK, INC.
                               LOI CHARLESTON, INC.
                               LOMBARD & CO.
                               LOUDON PARK CEMETERY COMPANY
                               LOUDON PARK FUNERAL HOME, INC.
                               LYONS FUNERAL HOME, INC.
                               MADCEM OF FLORIDA, INC.
                               MCLAURIN'S FUNERAL HOME, INC.
                               MEMORIAL FUNERAL HOME, INC.
                               MEMORIAL PARK CEMETERY, INC.
                               MEMORIAL PARKS, INCORPORATED
                               MEMORIAL SERVICES OF COLUMBIA, INC.
                               MEMORIAL SUNSET PARK, INC.
                               METAIRIE CEMETERY ASSOCIATION
                               METROCREST FUNERAL HOME, INC.
                               MILLER-LEE, INC.
                               MONTE VISTA BURIAL PARK, INC.
                               MONTICELLO MEMORY GARDENS, INC.
                               MONTLAWN MEMORIAL PARK, INC.
                               MOUNT OLIVET CEMETERY, INC.
                               MOUNTAIN VIEW MEMORY GARDENS, INC.
                               MT. JULIET FUNERAL HOME, INC.
                               MT. JULIET MEMORIAL GARDENS, INC.
                               MURPHY FUNERAL SERVICE, INC.
                               N. D. DAVIS & ASSOCIATES, INC.
                               NATIONAL EXCHANGE TRUST, LTD.
                               NATIONAL FUNERAL SERVICES, INCORPORATED
                               NATIONAL HARMONY MEMORIAL PARK, INC.
                               NAVE FUNERAL HOME OF LEBANON, INC.
                               NEPTUNE SOCIETY OF NEVADA, INC.
                               NISWONGER & REYNOLDS, INC.
                               NULTON-MATTLE & ASHTON FUNERAL HOME, INC.
                               OAKLAWN PARK CEMETERY AND FUNERAL HOME,
                                    INC.
                               OCONEE MEMORIAL FUNERAL HOME, INC.
                               OCONEE MEMORIAL GARDENS, INC.
                               OTTO REDANZ FUNERAL HOME, INC.
                               PARKLAWN MEMORIAL GARDENS, INC.
                               PARKLAWN, INC.
                               PARKWOOD MANAGEMENT COMPANY
                               PASADENA FUNERAL HOME, INC.
                               PAULEY FUNERAL HOME, INC.


                               By:      /s/ Loralice A. Trahan
                                  ---------------------------------------------
                               Name:    Loralice A. Trahan
                               Title:   Assistant Secretary

                               PET HAVEN, INC.
                               PINE CREST CEMETERY, INC.
                               PINE CREST FUNERAL HOME, INC.
                               PINEVIEW, INC.
                               PLEASANT VIEW MEMORY GARDENS, INC.
                               POLLOCK-WELLS FUNERAL SERVICE, INC.
                               PROFESSIONAL FUNERAL SERVICES, INC.
                               QUEEN OF HEAVEN MORTUARY, INC.
                               RENO MEMORIAL, INC.
                               REST HILLS MEMORIAL PARK, INC.
                               RESTLAND FUNERAL HOME, INC.
                               RESTLAND OF DALLAS, INC.
                               RESURRECTION MORTUARY, INC.
                               RICHARD PIERCE FUNERAL SERVICE
                               RICHMOND MEMORIAL PARKS, INC.
                               RIVER CITIES FUNERAL CHAPEL, INC.
                               ROBERTS FUNERAL HOME, INC.
                               ROCKCO AND SON FUNERAL HOME, INC.
                               ROCKCO'S FUNERAL HOMES, INC.
                               ROCKY MOUNT MEMORIAL PARK, INC.
                               ROSE HAVEN FUNERAL HOME & CEMETERY, INC.
                               ROSELAWN MEMORIAL GARDENS, INC.
                               ROYAL PALM MEMORIAL GARDENS, INC.
                               RUNYAN MANGOLD, INC.
                               S.E. ACQUISITION OF ALBUQUERQUE, NEW MEXICO,
                                    INC.
                               S.E. ACQUISITION OF BLUE ISLAND, ILLINOIS, INC. S.E. ACQUISITION OF BOONVILLE, MISSOURI, INC. S.E. ACQUISITION OF CALIFORNIA, INC.
                               S.E. ACQUISITION OF CHARLESTON, INC.
                               S.E. ACQUISITION OF CLIFTON, NEW JERSEY, INC. S.E. ACQUISITION OF DELANO, CALIFORNIA, INC. S.E. ACQUISITION OF FREDONIA, NEW YORK INC. S.E. ACQUISITION OF GLENDALE, CALIFORNIA, INC. S.E. ACQUISITION OF LANCASTER, CALIFORNIA,
                                    INC.
                               S.E. ACQUISITION OF LITHONIA, GEORGIA, INC.
                               S.E. ACQUISITION OF LOS OSOS MORTUARY AND
                                    MEMORIAL PARK, INC.
                               S.E. ACQUISITION OF MALDEN, WEST VIRGINIA,
                                    INC.


                               By:      /s/ Loralice A. Trahan
                                  ---------------------------------------------
                               Name:    Loralice A. Trahan
                               Title:   Assistant Secretary

                               S.E. ACQUISITION OF MUSKOGEE, OKLAHOMA, INC.
                               S.E. ACQUISITION OF MYRTLE CREEK, OREGON,
                                    INC.
                               S.E. ACQUISITION OF NEVADA, INC.
                               S.E. ACQUISITION OF OAK LAWN AND ORLAND
                                    PARK, ILLINOIS, INC.
                               S.E. ACQUISITION OF OAKHURST, CALIFORNIA, INC. S.E. ACQUISITION OF OREGON, INC.
                               S.E. ACQUISITION OF OROVILLE, CALIFORNIA, INC. S.E. ACQUISITION OF PENNSYLVANIA, INC.
                               S.E. ACQUISITION OF PIKEVILLE, KENTUCKY, INC. S.E. ACQUISITION OF REEDSPORT, OREGON, INC. S.E. ACQUISITION OF RENO, NEVADA INC.
                               S.E. ACQUISITION OF SANTE FE, NEW MEXICO, INC. S.E. ACQUISITION OF SOUTH CAROLINA, INC.
                               S.E. ACQUISITION OF WASHINGTON, INC.
                               S.E. AUSTRALIA, INC.
                               S.E. CEMETERY MANAGEMENT OF PENNSYLVANIA, INC. S.E. OF MARYLAND, INC.
                               S.E. MID-ATLANTIC, INC.
                               S.E. SOUTH-CENTRAL, INC.
                               S.E. TUCSON, ARIZONA, INC.
                               SAN DIEGO CEMETERY ASSOCIATION
                               SAN FERNANDO MISSION MORTUARY, INC.
                               SANTA BARBARA FUNERAL SERVICES, INC.
                               SANTA CLARA MORTUARY, INC.
                               SCOVERN MORTUARY, A CALIFORNIA
                                    CORPORATION
                               SDCA HOLDINGS, INC.
                               SEMORAN FUNERAL HOME, INC.
                               SENTINEL CREMATION SOCIETIES, INC.
                               SIMPLE TRIBUTE OF FLORIDA, INC.
                               SIMPLE TRIBUTE OF TENNESSEE, INC.
                               SIMPLE TRIBUTE, INC.
                               SIMPLICITY PLAN OF CALIFORNIA, INC.


                               By:      /s/ Loralice A. Trahan
                                  --------------------------------------------
                               Name:    Loralice A. Trahan
                               Title:   Assistant Secretary

                               SIMPLICITY PLAN OF TEXAS, INC.
                               SINGING HILLS FUNERAL HOME, INC.
                               SOUTH MEMORIAL PARK, INC.
                               SOUTH DADE-PALMS MEMORIAL PARK, INC.
                               SOUTHPARK FUNERAL HOME, INC.
                               ST. BERNARD MEMORIAL FUNERAL HOME, INC.
                               ST. BERNARD MEMORIAL GARDENS, INC.
                               ST. VINCENT DE PAUL CEMETERY ASSOCIATION
                               STEPHENS SERVICES, INC.
                               STEWART ENTERPRISES (EUROPE), INC.
                               STEWART PRE-NEED SERVICES, INC.
                               STEWART RESOURCE CENTER, INC.
                               STEWART SERVICES, INC.
                               STRICKLIN/SNIVELY MORTUARY
                               STRONG & BURNS FUNERAL HOME, INC.
                               SUNSET HILLS MEMORIAL PARK
                               SUNSET MEMORIAL PARK COMPANY
                               SYLVAN ABBEY MEMORIAL PARK, INC.
                               TABOR'S DESERT HILLS MORTUARY, INC.
                               THE MACKEY MORTUARY, INC.
                               THE NASHVILLE HISTORIC CEMETERY
                                    ASSOCIATION, INC.
                               THE PARKWOOD CEMETERY COMPANY
                               THE SIMPLICITY PLAN, INC.
                               THEIS-GORSKI FUNERAL HOME, INC.
                               THOMAS-YELVERTON COMPANY
                               TIME-LOCK INSURANCE AGENCY, INC.
                               TRINITY MEMORIAL GARDENS OF LAKELAND, INC.
                               TURNER CREMATORY, INC.
                               TURNER FUNERAL HOMES, INC.
                               VALHALLA MEMORY GARDENS AND FUNERAL
                                    HOME, INC.
                               VICTOR V. DESROSIER, INC.
                               WALLACE E. WHITE & HOWARD J. CALLANAN,
                                    INC.
                               WALSH & WOOD FUNERAL HOME, INC.
                               WASHINGTON MEMORIAL CEMETERY,
                                    INCORPORATED
                               WILLIAM W. CHAMBERS, INC.
                               WILLIAMS-BLUE RIDGE FUNERAL HOME, INC.
                               WILSON FUNERAL HOME, INC.
                               WISCONSIN MEMORIAL PARK COMPANY, INC.


                               By:      /s/ Loralice A. Trahan
                                  -------------------------------------------
                               Name:    Loralice A. Trahan
                               Title:   Assistant Secretary

                               WISE CORPORATION
                               WOODLAWN MEMORY GARDENS, INC.
                               WOODLAWN PARK CEMETERY COMPANY
                               WOODSIDE CHAPEL OF CRIPPEN & FLYNN
                               WYUKA FUNERAL HOME, INC.
                               WYUKA SIMPLICITY PLAN, INC.


                               By:      /s/ Loralice A. Trahan
                                  --------------------------------------------
                               Name:    Loralice A. Trahan
                               Title:   Assistant Secretary

                               ADMINISTRATIVE AGENT:

                               BANK OF AMERICA, N.A., AS AGENT


                               By:      /s/ Brian D. Corum
                                  ---------------------------------------------
                               Name:    Brian D. Corum
                               Title:   Managing Director





            [SIGNATURE PAGES OF LENDOR BANKS INTENTIONALLY OMITTED.]

                                     ANNEX I
                    (TO AMENDMENT NO. 1 TO CREDIT AGREEMENT)


                                    EXHIBIT A
                              (to Credit Agreement)

                        Applicable Commitment Percentages

                               Term Loan Facility

                                               Term Loan
Investor Name                               $131,125,000.00                 Total                    Percent
-------------                           ----------------------     ----------------------     ----------------------
PRUDENTIAL INSURANCE COMPANY OF         $         1,311,250.00     $         1,311,250.00                1.000000000%
SUMITOMO TRUST & BANKING CO LTD         $         4,874,215.85     $         4,874,215.85                3.717228484%
BANK OF AMERICA TRADE                   $         2,449,355.07     $         2,449,355.07                1.867954296%
KZH SOLEIL LLC                          $           824,700.85     $           824,700.85                0.628942498%
MASSACHUSETTS MUTUAL LIFE INS CO        $           218,541.65     $           218,541.65                0.166666654%
VAN KAMPEN CLO I LIMITED                $         2,983,288.85     $         2,983,288.85                2.275148789%
KZH CNC LLC                             $         1,311,249.98     $         1,311,249.98                0.999999985%
SMOKEY RIVER CDO LP                     $         2,185,416.65     $         2,185,416.65                1.666666654%
FIRST DOMINION FUNDING I                $         1,748,333.37     $         1,748,333.37                1.333333361%
INDOSUEZ CAPITAL FUND IIA LTD           $         2,185,416.65     $         2,185,416.65                1.666666654%
VAN KAMPEN CLO II LTD                   $         1,311,250.00     $         1,311,250.00                1.000000000%
KZH CRESCENT LLC                        $           874,166.66     $           874,166.66                0.666666662%
KZH RIVERSIDE LLC                       $           824,776.25     $           824,776.25                0.629000000%
SUNAMERICA SENIOR FLOATING RATE         $           486,193.79     $           486,193.79                0.370786494%
KZH CRESCENT 2 LLC                      $         1,311,250.00     $         1,311,250.00                1.000000000%
VAN KAMPEN SENIOR FLOATING RATE         $           699,333.35     $           699,333.35                0.533333346%
PINEHURST TRADING INC                   $         1,748,333.36     $         1,748,333.36                1.333333354%
KZH CRESCENT 3 LLC                      $           874,166.66     $           874,166.66                0.666666662%
TORONTO DOMINION (NEW YORK), INC        $         6,933,749.98     $         6,933,749.98                5.287893216%
KZH SOLEIL-2 LLC                        $         1,261,784.17     $         1,261,784.17                0.962275821%
KZH WATERSIDE LLC                       $         1,092,708.35     $         1,092,708.35                0.833333346%
MOUNTAIN CAPITAL CLO I LTD              $         1,748,333.35     $         1,748,333.35                1.333333346%
GREAT POINT CLO 1999-1 LTD              $           874,166.65     $           874,166.65                0.666666654%
BRANT POINT CBO 1999-1 LTD              $           437,083.35     $           437,083.35                0.333333346%
OLYMPIC FUNDING TRUST SERIES 1999-1     $         1,966,875.00     $         1,966,875.00                1.500000000%
MONUMENT CAPITAL LTD                    $         2,185,416.65     $         2,185,416.65                1.666666654%
ELT LTD                                 $         2,185,416.66     $         2,185,416.66                1.666666662%
NATIONAL CITY BANK - CLEVELAND          $         2,841,041.65     $         2,841,041.65                2.166666654%
GALAXY CLO 1999-1 LTD                   $           824,700.85     $           824,700.85                0.628942498%
WINGED FOOT FUNDING TRUST               $         1,311,250.01     $         1,311,250.01                1.000000008%
NOMURA BOND & LOAN FUND                 $         2,983,437.51     $         2,983,437.51                2.275262162%
ARES III CLO LTD                        $           874,166.65     $           874,166.65                0.666666654%
KZH PONDVIEW LLC                        $         1,092,708.35     $         1,092,708.35                0.833333346%
MAPLEWOOD (CAYMAN) LIMITED              $         1,092,708.34     $         1,092,708.34                0.833333338%
FIRST DOMINION FUNDING III              $         2,185,416.65     $         2,185,416.65                1.666666654%
SEQUILS IV LTD                          $         1,748,333.35     $         1,748,333.35                1.333333346%

CREDIT INDUSTRIEL ET COMMERCIAL        $         2,185,416.65     $         2,185,416.65                 1.666666654%
VAN KAMPEN SENIOR INCOME TRUST         $         2,032,437.50     $         2,032,437.50                 1.550000000%
CIT LENDING SERVICE CORPORATION        $         2,185,416.65     $         2,185,416.65                 1.666666654%
SEQUILS - CUMBERLAND 1 LTD             $         2,932,805.02     $         2,932,805.02                 2.236648252%
MOUNTAIN CAPITAL CLO II LTD            $         2,185,416.65     $         2,185,416.65                 1.666666654%
ARES IV CLO LTD                        $         1,966,875.00     $         1,966,875.00                 1.500000000%
KATONAH II LTD                         $         1,311,250.00     $         1,311,250.00                 1.000000000%
SEABOARD CLO 2000 LTD                  $         1,748,333.35     $         1,748,333.35                 1.333333346%
FLAGSHIP CLO 2001-1                    $         1,748,333.35     $         1,748,333.35                 1.333333346%
BILL & MELINDA GATES FOUNDATION        $           437,083.35     $           437,083.35                 0.333333346%
NEW ALLIANCE GLOBAL CDO LIMITED        $         1,748,333.35     $         1,748,333.35                 1.333333346%
SUNAMERICA LIFE INSURANCE COMPANY      $         4,370,833.34     $         4,370,833.34                 3.333333338%
IKB CAPITAL CORPORATION                $         6,000,000.00     $         6,000,000.00                 4.575786463%
RIVIERA FUNDING LLC                    $         2,185,416.67     $         2,185,416.67                 1.666666669%
TCW SELECT LOAN FUND LIMITED           $         3,059,583.36     $         3,059,583.36                 2.333333354%
SANKATY HIGH YIELD PARTNERS III LP     $           874,166.65     $           874,166.65                 0.666666654%
SENIOR LOAN FUND                       $           527,829.53     $           527,829.53                 0.402539203%
NOVA CDO 2001 LTD                      $         1,311,250.00     $         1,311,250.00                 1.000000000%
FLAGSHIP CLO II                        $         2,724,675.33     $         2,724,675.33                 2.077922082%
CLYDESDALE CLO 2001-1 LTD              $         1,311,250.00     $         1,311,250.00                 1.000000000%
DENALI CAPITAL CLO I, LTD              $         2,185,416.65     $         2,185,416.65                 1.666666654%
STANFIELD ARBITRAGE CDO, LTD           $         1,851,465.35     $         1,851,465.35                 1.411985014%
JUPITER LOAN FUNDING LLC               $           655,625.01     $           655,625.01                 0.500000008%
HARBOUR TOWN FUNDING LLC               $         1,092,708.35     $         1,092,708.35                 0.833333346%
ARES V CLO LTD                         $         2,185,416.64     $         2,185,416.64                 1.666666646%
LCM I LIMITED PARTNERSHIP              $         2,752,239.47     $         2,752,239.47                 2.098943352%
RACE POINT CLO LIMITED                 $         1,092,708.33     $         1,092,708.33                 0.833333331%
ROSEMONT CLO LTD                       $           983,437.50     $           983,437.50                 0.750000000%
BALLYROCK CDO I LIMITED                $         2,622,500.00     $         2,622,500.00                 2.000000000%
AIB DEBT MANAGEMENT LIMITED            $         2,185,416.65     $         2,185,416.65                 1.666666654%
BRYN MAWR CLO LTD BY: DEERFIELD        $         1,328,757.48     $         1,328,757.48                 1.013351748%
MAGNETITE IV CLO LIMITED               $         1,985,399.64     $         1,985,399.64                 1.514127466%
LONG LANE MASTER TRUST II              $         1,748,333.36     $         1,748,333.36                 1.333333354%
CASTLE HILL II - INGOTS LTD            $           874,166.66     $           874,166.66                 0.666666662%
CASTLE HILL I - INGOTS LTD             $           874,166.65     $           874,166.65                 0.666666654%
FOREST CREEK CLO LTD                   $         2,000,000.00     $         2,000,000.00                 1.525262154%
                                       ======================     ======================      ======================
                                       $       131,125,000.00     $       131,125,000.00               100.000000000%

                                    ANNEX II
                    (TO AMENDMENT NO. 1 TO CREDIT AGREEMENT)


                      ADDITIONAL TERM LOAN ADVANCE AMOUNTS

                                                           ADDITIONAL TERM LOAN ADVANCE
                LENDER                                                AMOUNT
                ------                                     ----------------------------
Bank of America Trade                                             $42,122,658.00

Credit Lyonnais                                                   $ 2,500,000.00

IKB Capital Corporation                                           $ 2,300,000.00

KZH Riverside LLC                                                 $   305,217.00

KZH Soleil LLC                                                    $   305,189.00

KZH Soleil-2 LLC                                                  $   466,936.00

KZH Waterside LLC                                                 $   900,000.00


Total                                                             $50,000,000.00
                                                                  ==============